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                              STOCK AWARD AGREEMENT

         THIS AGREEMENT, dated as of the ____ day of ________, 2005, between Resource Capital Manager, Inc., a Delaware corporation (the "Company") and _____________________ (the "Grantee"), is made subject to the provisions of Resource Capital Corp.'s ("RCC") 2005 Stock Incentive Plan (the "Plan"). All terms used herein that are defined in the Plan have the same meaning given them in the Plan.

                                    RECITALS
                                    --------

         A. Pursuant to the Stock Award Agreement dated March 8, 2005 (the "Manager Award Agreement"), RCC granted to the Company 345,000 shares of common stock of RCC (the "Common Stock").

         B. As set forth in Section 5 of the Manager Award Agreement, the Company may transfer all or part of the shares granted to it in the Manager Award Agreement to one or more of its employees or officers or an individual who otherwise provides services to it.

         C. The Company has informed RCC that, pursuant to Section 5 of the Manager Award Agreement, the Company wishes to transfer to the Grantee certain shares of the Common Stock that the Company was previously awarded.

         D. As set forth in Section 5 of the Manager Award Agreement, the Company hereby issues this Stock Award Agreement to govern the award of Common Stock to the Grantee.

                                    AGREEMENT
                                    ---------

         1. AWARD. Subject to the terms and conditions of the Plan and subject further to the terms and conditions herein set forth, the Company hereby grants the Grantee a Stock Award for _____ shares of Common Stock.

         2. VESTING. The shares of Common Stock subject to this Stock Award shall vest as follows:

                  (a) Subject to the Company's continued service to RCC and its Affiliates, one-third of the shares of Common Stock subject to this Stock Award shall vest on each of the first, second and third anniversaries of ________ (the "Date of Grant"). If the vesting schedule described in the preceding sentence results in the vesting of a fractional share of Common Stock, such fractional share shall not be deemed vested pursuant to the vesting schedule but shall vest when such fractional share and other fractional shares that would have become vested aggregate whole shares of Common Stock.

                  (b) If the Company's service to RCC and its Affiliates is terminated for Cause (as defined in the Management Agreement), the shares of Common Stock subject to this Stock Award shall be forfeited to the extent they have not previously vested, as set forth in the Manager Award Agreement.

                  (c) In accordance with the Plan, shares of Common Stock subject to this Stock Award that have not previously vested shall become immediately vested on the Control Change Date.

                  (d) If the Grantee ceases to be employed by, or provide services to, the Company or its Affiliates, the Grantee's shares of Common Stock subject to this Stock Award that have not vested in accordance with this paragraph shall be forfeited to the Company.

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         3. CUSTODY OF CERTIFICATES. Pursuant to the Manager Award Agreement,
RCC will retain custody of the certificates evidencing the Common Stock until the shares have become vested thereunder, at which time RCC will then deliver the certificates to the Company. The Company shall retain custody of the certificates evidencing the shares of Common Stock subject to this Stock Award until the shares have become vested hereunder, at which time the Company shall deliver the certificates to the Grantee. With respect to any shares of Common Stock subject to this Stock Award that are forfeited in accordance with paragraph 2, Grantee hereby appoints the Secretary of RCC as its attorney to transfer any such forfeited shares on the books of RCC with full power of substitution in the premises. The Secretary of the Company shall use the authority granted under the preceding sentence to cancel any shares of Common Stock that are forfeited under paragraph 2(b).

         4. SHAREHOLDER RIGHTS. Subject to the provisions of the Plan and this Agreement, the holder thereof shall have all the rights of a shareholder of RCC with respect to the shares of Common Stock subject to this Stock Award, including the right to vote such shares and receive dividends thereon, from the date hereof.

         5. TRANSFERABILITY. The shares of Common Stock subject to this Stock Award may not be assigned, alienated, pledged, attached, sold or otherwise transferred or encumbered before they vest in accordance with paragraph 2. After such Stock Award vests in accordance with paragraph 2, no sale or disposition of such shares shall be made in the absence of an effective registration statement under the Securities Act with respect to such shares unless an opinion of counsel satisfactory to RCC that such sale or disposition will not constitute a violation of the Securities Act or any other applicable securities laws is first obtained.

         6. CHANGE IN CAPITAL STRUCTURE. The terms of this Agreement, including the number of shares of Common Stock subject to this Stock Award shall be adjusted as the Plan provides in the event RCC effects one or more stock dividends, stock splits, subdivisions or consolidations of shares or other similar changes in capitalization.

         7. CONFLICTS. In the event of any conflict between the provisions of the Plan as in effect on the Date of Grant and the provisions of this Agreement, the provisions of the Plan shall govern. All references herein to the Plan mean the Plan as in effect on the date hereof.

         8. GRANTEE BOUND BY PLAN AND MANAGER AWARD AGREEMENT. The Grantee hereby acknowledges that a copy of the Plan and the Manager Award Agreement have been made available to him or her and agrees to be bound by all the terms and provisions thereof.

         9. BINDING EFFECT. Subject to the limitations stated above and in the Plan, this Agreement shall be binding upon and inure to the benefit of the successors of the Grantee and any transferee of the Grantee in accordance with paragraph 5 and the successors of the Company.

         10. GOVERNING LAW. This Agreement shall be governed by the laws of the State of Maryland.


                      [Signatures appear on following page]

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         IN WITNESS WHEREOF, the undersigned parties have executed this Stock
Award as of the date above.



Resource Capital Manager, Inc.                Grantee

By:
    ---------------------------------         ----------------------------------
Name:                                         Name:
Title: